UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                  May 28, 2004


                               MEDI-HUT CO., INC.
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               (Exact name of registrant as specified in charter)


          Nevada                       000-27119                22-2436721
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(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)

215 Morris Avenue, Spring Lake, New Jersey                         07762
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (732) 919-2799


              1345 Campus Parkway, Wall Township, New Jersey 07753
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          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------

     On May 28, 2004, Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") issued a press release announcing that (i) the United States District Court for the District of New Jersey has approved the class action settlement reached by the Company last year, (ii) the Company has settled its action against Joseph A. Sanpietro, a former director and the former President and Chief Executive Officer of Medi-Hut, Vincent J. Sanpietro, a former director and the former Chief Operating Officer and Secretary of Medi-Hut, and Robert S. Russo, a former director and a former Treasurer of Medi-Hut, (iii) the Company has settled its action against Scott Schrader and certain of his affiliates, Schrader & Associates, LLC, Bluegrass Drug Company, LLC and Medpharm Corporation, (iv) the Company has relocated its principal offices to 215 Morris Avenue, Spring Lake, New Jersey 07762, and (v) National Union Fire Insurance Co. has commenced an action against Medi-Hut for alleged unpaid insurance premiums. The Company also reported on the status of its filings with the Securities and Exchange Commission and certain other business developments. A copy of the press release is attached hereto as Exhibit 99.1.


Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c)  Exhibits:

             99.1 Press Release Re: U.S. District Court Approval of Class Action Settlement, Partial Settlement of Other Litigations, Relocation of Principal Offices and Other Developments

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDI-HUT CO., INC.
                                        ------------------
                                          (Registrant)


                                        By: /s/ David R. LaVance
                                            ------------------------------------
                                            David R. LaVance
                                            Chairman of the Board, President and
                                            Chief Executive Officer





Date:  May 28, 2004